Exhibit 17

PO Box 211230, Eagan, MN 55121-9984	VOTE ONLINE 1. Read the proxy statement. 2. Go to: www.proxyvotenow.com/jhgif 3. Follow the simple instructions.

VOTE BY PHONE
1. Read the proxy statement and have the proxy card at hand.
2. Call toll-free 855-379-6846
3. Follow the simple instructions.

VOTE BY MAIL

1. Read the proxy statement.
2. Check the appropriate box on the reverse side of the proxy card.
3. Sign, date and return the proxy card in the envelope provided

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JOHN HANCOCK GOVERNMENT INCOME FUND

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 28, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF JOHN HANCOCK BOND TRUST

The undersigned, revoking previous proxies, hereby appoint(s) [Andrew G. Arnott], [Sarah M. Coutu], [Thomas Dee], [Khimmara Greer], [Kinga Kapuscinski], [Nicholas Kolokithas], [Edward MacDonald], [Mara S.C. Moldwin], [Harsha Pulluru], [Salvatore Schiavone], [Betsy Anne Seel] and [Christopher Sechler], with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Government Income Fund (the “Fund”), a series of John Hancock Bond Trust (“JHBT”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of JHBT (the “Meeting”) to be held at 200 Berkely Street, Boston, Massachusetts 02116 on January 28, 2025 at [2:00] p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [   ], 2024, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity in another representation capacity, please give the full title under the signature.

100278-JHGIF

Important Notice Regarding the Availability of Proxy Materials for this Meeting to Be Held on January 28, 2025.

The Proxy Statement and Prospectus and Proxy Card for this meeting are available free of charge at: https://www.jhinvestments.com/resources/all-resources/fund-documents/proxy-documents/john-hancock-government-income-fund-proxy-statement

EVERY SHAREHOLDER’S VOTE IN IMPORTANT

PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

i	Please detach at perforation before mailing.	i

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SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE.

THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW.

AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL BOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization between the Fund and John Hanock Investment Grade Bond Fund, also a series of John Hancock Bond Trust (the “Acquiring Fund”). Under this agreement, the Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and other shareholders of the Fund. The Acquiring Fund would also assume substantially all of the Fund’s liabilities.	☐	☐	☐

100278-JHGIF